PRESS RELEASE

Global Payments Reports First Quarter 2018 Earnings and
Increases 2018 Outlook

ATLANTA, May 3, 2018 -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2018.
"We delivered double digit organic growth across our markets in the first quarter of 2018, an acceleration that led to one of the strongest results we have yet achieved,” said Jeff Sloan, Chief Executive Officer. “Our integrated and vertical markets businesses and ecommerce and omnichannel offerings continue to gain share through technology enablement. Our financial and operating performance, technology and software assets and exposure to faster growth markets highlight the ongoing strengths and differentiation of our business model."

First Quarter 2018 Summary

•
GAAP revenues were $795.0 million, compared to $919.8 million in the first quarter of 2017; diluted earnings per share were $0.57 compared to $0.32 in the prior year; and operating margin was 19.6% compared to 11.4% in the first quarter of 2017; 2018 results reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

•	Adjusted net revenue plus network fees grew 17% to $924.3 million, compared to $787.7 million in the first quarter of 2017.

•	Adjusted earnings per share grew 33% to $1.13, compared to $0.85 in the first quarter of 2017.

•	Adjusted operating margin expanded 140 basis points to 30.4%.

2018 Outlook
“As a result of our strong first quarter performance, we are increasing our outlook for 2018,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “We now expect adjusted net revenue plus network fees to range from $3.90 billion to $3.975 billion, or growth of 13% to 15% over 2017 and adjusted operating margin to expand by as much as 120 basis points. Adjusted earnings per share are now expected to be in a range of $5.00 to $5.20, reflecting growth of 25% to 30% over 2017.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable June 29, 2018 to shareholders of record as of June 15, 2018.

Conference Call
Global Payments’ management will host a conference call today, May 3, 2018 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology and software solutions delivering innovative services driven by customer needs globally. Our technologies, solutions and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types and operate their businesses more efficiently across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 10,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue, earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties.
Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors, our ability to update our services in a timely manner; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; change in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations; including without limitation difficulties and delays in integrating or fully realizing cost savings and other benefits of our acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings, which we advise you to review. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Heather Ross		Laura Coerper
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017	% Change

Revenues	$794,977	$919,762	(13.6)%

Operating expenses:
Cost of service	252,386	455,936	(44.6)%
Selling, general and administrative	386,421	358,856	7.7%
	638,807	814,792	(21.6)%

Operating income	156,170	104,970	48.8%

Interest and other income	11,694	1,607	NM
Interest and other expense	(45,605)	(41,297)	10.4%
	(33,911)	(39,690)	NM

Income before income taxes	122,259	65,280	87.3%
Provision for income taxes	(24,673)	(12,321)	100.3%
Net income	97,586	52,959	84.3%
Less: Net income attributable to noncontrolling interests, net of income tax	(6,187)	(4,146)	49.2%
Net income attributable to Global Payments	$91,399	$48,813	87.2%

Earnings per share attributable to Global Payments:
Basic	$0.57	$0.32	78.1%
Diluted	$0.57	$0.32	78.1%

Weighted-average number of shares outstanding:
Basic	159,321	152,304
Diluted	160,035	153,255

NM - Not Meaningful

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017	% Change

Adjusted net revenue plus network fees	$924,280	$787,716	17.3%

Adjusted operating income	$281,340	$228,749	23.0%

Adjusted net income attributable to Global Payments	$180,823	$130,034	39.1%

Adjusted diluted earnings per share attributable to Global Payments	$1.13	$0.85	32.9%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2018			March 31, 2017			% Change
	GAAP	Non-GAAP	Non-GAAP adjusted net revenue plus network fees(1)	GAAP	Non-GAAP	Non-GAAP adjusted net revenue plus network fees(1)	GAAP(2)	Non-GAAP(2)	Non-GAAP adjusted net revenue plus network fees(1)

Revenues:
North America	$594,029	$521,790	$676,506	$687,044	$597,482	$580,612	NM	NM	16.5%
Europe	143,277	143,277	170,866	165,549	139,228	139,935	NM	NM	22.1%
Asia-Pacific	57,671	57,671	76,908	67,169	67,169	67,169	NM	NM	14.5%
	$794,977	$722,738	$924,280	$919,762	$803,879	$787,716	NM	NM	17.3%

Operating income:
North America	$125,404	$213,840		$94,083	$172,377		33.3%	24.1%
Europe	70,548	77,679		54,507	63,908		29.4%	21.5%
Asia-Pacific	23,774	25,863		19,754	20,970		20.4%	23.3%
Corporate	(63,556)	(36,042)		(63,374)	(28,506)		0.3%	26.4%
	$156,170	$281,340		$104,970	$228,749		48.8%	23.0%

NM - Not Meaningful

See Schedules 6 and 7 for a reconciliation of adjusted net revenue, adjusted net revenue plus network fees and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

(1) Global Payments adopted Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"), on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

(2) As a result of adopting ASC 606, results for 2018 and 2017 revenues and adjusted net revenue are not comparable, thus the change from the prior year is not meaningful.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$1,005,823	$1,335,855
Accounts receivable, net of allowances for doubtful accounts of $1,949 and $1,827, respectively	288,101	301,887
Settlement processing assets	2,650,113	2,459,292
Prepaid expenses and other current assets	213,841	206,545
Total current assets	4,157,878	4,303,579
Goodwill	5,714,945	5,703,992
Other intangible assets, net	2,096,261	2,181,707
Property and equipment, net	599,774	588,348
Deferred income taxes	11,420	13,146
Other noncurrent assets	323,019	207,297
Total assets	$12,903,297	$12,998,069

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$447,617	$635,166
Current portion of long-term debt	107,479	100,308
Accounts payable and accrued liabilities	1,039,379	1,039,607
Settlement processing obligations	2,314,444	2,040,509
Total current liabilities	3,908,919	3,815,590
Long-term debt	4,176,851	4,559,408
Deferred income taxes	452,470	436,879
Other noncurrent liabilities	225,267	220,961
Total liabilities	8,763,507	9,032,838
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 159,532,631 issued and outstanding at March 31, 2018 and 159,180,317 issued and outstanding at December 31, 2017	—	—
Paid-in capital	2,390,022	2,379,774
Retained earnings	1,738,545	1,597,897
Accumulated other comprehensive loss	(176,961)	(183,144)
Total Global Payments shareholders’ equity	3,951,606	3,794,527
Noncontrolling interests	188,184	170,704
Total equity	4,139,790	3,965,231
Total liabilities and equity	$12,903,297	$12,998,069

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net income	$97,586	$52,959
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	33,918	24,984
Amortization of acquired intangibles	87,825	84,049
Share-based compensation expense	14,898	8,816
Provision for operating losses and bad debts	9,237	13,482
Amortization of capitalized contract costs	10,213	8,948
Deferred income taxes	910	(19,391)
Other, net	(1,937)	4,692
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	13,050	11,929
Settlement processing assets and obligations, net	82,235	122,948
Prepaid expenses and other assets	(56,906)	(6,472)
Accounts payable and other liabilities	(6,488)	(12,979)
Net cash provided by operating activities	284,541	293,965
Cash flows from investing activities:
Capital expenditures	(43,775)	(46,219)
Other, net	(1,586)	(422)
Net cash used in investing activities	(45,361)	(46,641)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(192,517)	(117,789)
Proceeds from long-term debt	309,000	149,000
Repayments of long-term debt	(687,820)	(189,732)
Payment of debt issuance costs	(586)	(896)
Proceeds from stock issued under share-based compensation plans	2,613	1,149
Common stock repurchased - share-based compensation plans	(1,058)	(167)
Distributions to noncontrolling interests	—	(8)
Dividends paid	(1,593)	(1,522)
Net cash used in financing activities	(571,961)	(159,965)
Effect of exchange rate changes on cash	2,749	11,707
Increase (decrease) in cash and cash equivalents	(330,032)	99,066
Cash and cash equivalents, beginning of the period	1,335,855	1,162,779
Cash and cash equivalents, end of the period	$1,005,823	$1,261,845

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2018
	GAAP	Net revenue adjustments(1)	Earnings adjustments(2)	Income taxes on adjustments(3)	Non-GAAP	Network fees(4)	Non-GAAP adjusted net revenue plus network fees
Revenues	$794,977	$(72,240)	$—	$—	$722,737	$201,543	$924,280

Operating income	$156,170	$3,593	$121,577	$—	$281,340

Net income attributable to Global Payments	$91,399	$3,593	$112,142	$(26,311)	$180,823

Diluted earnings per share attributable to Global Payments	$0.57				$1.13

Diluted weighted average shares outstanding	160,035				160,035

	Three Months Ended March 31, 2017
	GAAP	Net revenue adjustments(1)	Earnings adjustments(2)	Income taxes on adjustments(3)	Non-GAAP	Gaming cash advance / other(4)	Non-GAAP adjusted net revenue plus network fees
Revenues	$919,762	$(115,883)	$—	$—	$803,879	$16,163	$787,716

Operating income	$104,970	$—	$123,779	$—	$228,749

Net income attributable to Global Payments	$48,813	$—	$121,992	$(40,771)	$130,034

Diluted earnings per share attributable to Global Payments	$0.32				$0.85

Diluted weighted average shares outstanding	153,255				153,255
(1) Amounts represent adjustments to revenue for gross-up related payments (included in operating expense) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended March 31, 2018, includes $3.6 million to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2) For the three months ended March 31, 2018, earnings adjustments to operating income include $88.9 million in cost of service and $32.7 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $88.4 million and acquisition and integration expenses of $0.5 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $14.9 million and acquisition and integration expenses of $17.8 million.

For the three months ended March 31, 2018, earnings adjustments to net income attributable to Global Payments also include the removal of a $9.6 million gain recognized on the reorganization of Interac Association of which we were a member through one of our Canadian subsidiaries. The earnings adjustments also include the removal of $1.9 million in expense associated with the write-off of unamortized debt issuance cost related to the refinancing of a term loan.

For the three months ended March 31, 2017, earnings adjustments to operating income include $86.3 million in cost of service and $37.5 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $84.6 million and employee termination costs of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.8 million, acquisition and integration expenses of $26.1 million, and employee termination costs of $2.6 million.

(3) Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

(4) Global Payments adopted ASC 606, on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended March 31, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended March 31, 2017 includes an adjustment for our gaming cash advance solutions to present it on a basis that is comparable to the current year.

SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended March 31, 2018
	GAAP	Net revenue adjustments (1)	Earnings adjustments(2)	Non-GAAP	Network fees(3)	Non-GAAP adjusted net revenue plus network fees
Revenues:
North America	$594,029	$(72,239)	$—	$521,790	$154,716	$676,506
Europe	143,277	—	—	143,277	27,589	170,866
Asia-Pacific	57,671	—	—	57,671	19,237	76,908
	$794,977	$(72,239)	$—	$722,738	$201,543	$924,280

Operating income:
North America	$125,404	$3,593	$84,843	$213,840
Europe	70,548	—	7,131	77,679
Asia-Pacific	23,774	—	2,089	25,863
Corporate	(63,556)	—	27,514	(36,042)
	$156,170	$3,593	$121,577	$281,340

	Three Months Ended March 31, 2017
	GAAP	Net revenue adjustments(1)	Earnings adjustments(2)	Non-GAAP	Gaming cash advance /other(3)	Non-GAAP adjusted net revenue plus network fees
Revenues:
North America	$687,044	$(89,562)	$—	$597,482	$16,870	$580,612
Europe	165,549	(26,321)	—	139,228	(707)	139,935
Asia-Pacific	67,169	—	—	67,169	—	67,169
	$919,762	$(115,883)	$—	$803,879	$16,163	$787,716

Operating income:
North America	$94,083	$—	$78,294	$172,377
Europe	54,507	—	9,401	63,908
Asia-Pacific	19,754	—	1,216	20,970
Corporate	(63,374)	—	34,868	(28,506)
	$104,970	$—	$123,779	$228,749

(1) Amounts represent adjustments to revenue for gross-up related payments (included in operating expense) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended March 31, 2018, includes $3.6 million to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2) For the three months ended March 31, 2018, earnings adjustments to operating income include $88.9 million in cost of service and $32.7 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $88.4 million and acquisition and integration expenses of $0.5 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $14.9 million and acquisition and integration expenses of $17.8 million.

For the three months ended March 31, 2017, earnings adjustments to operating income include $86.3 million in cost of service and $37.5 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $84.6 million and employee termination costs of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.8 million, acquisition and integration expenses of $26.1 million, and employee termination costs of $2.6 million.

(3) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended March 31, 2018 are presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended March 31, 2017 includes an adjustment for our gaming cash advance solutions to present it on a basis that is comparable to the current year.

SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2017 Actual	2018 Outlook	% Change
Revenues:
GAAP revenues	$3.98	$3.31 to $3.385	NM
Adjustments(1)	(0.46)	(0.28)
Adjusted net revenue	$3.52	$3.03 to $3.105	NM

Gaming cash advance / other(2)	($0.07)	$—
Network fees(2)	—	0.87
Adjusted net revenue plus network fees	$3.45	$3.90 to $3.975	13% to 15%

Earnings per share ("EPS"):
GAAP diluted EPS(3)	$3.01	$2.99 to $3.19
Adjustments(4)	1.00	2.01
Adjusted diluted EPS	$4.01	$5.00 to $5.20	25% to 30%

(1) Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. As a result of the adoption of ASC 606 effective January 1, 2018, no adjustment is necessary for our European wholesale business as GAAP revenues in 2018 are presented net of these payments. The 2018 Outlook adjustment is $0.16 billion lower as a result of this change. See footnote 2.

Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2) Global Payments adopted ASC 606, on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended March 31, 2018 are presented on a basis that is comparable to the prior year.

Adjusted net revenue plus network fees for the three months ended March 31, 2017 includes an adjustment for our gaming cash advance solutions to present it on a basis that is comparable to the current year.

(3) ASC 606 also changes the amount and timing of revenue and expenses to be recognized under certain of our customer arrangements, the effect of which is reflected in the outlook for GAAP diluted EPS for 2018.

(4) Adjustments to 2017 GAAP diluted EPS include the ACTIVE Network revenue adjustment described above, acquisition related amortization expense of $2.19, share-based compensation expense of $0.25 and net other items of $0.68, including acquisition and integration expense of $0.61. Adjustments to 2017 GAAP diluted EPS also includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable. In addition, these adjustments reflect the removal of income tax benefit of $1.02 representing the effects of the effects of U.S. Tax Cuts and Jobs Act of 2017.
NM - Not Meaningful

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Beginning in 2018, adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.